EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 1995 on the financial statements of Human Genome Sciences, Inc. (the "Company") for the year ended December 31, 1994, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to us under the caption "Experts" included in the Prospectus.

                                        /s/ Richard A. Eisner & Company LLP


New York, New York
April 24, 1997